Investor Contact:
Erica Abrams, The Blueshirt Group for Borland
415-217-5864
erica@blueshirtgroup.com

Company Contact:
Aaron Feigin
408-863-2409
afeigin@borland.com

Borland Reports Financial Results for the First Quarter of 2007
Application Lifecycle Management Revenue Increases 32% Over Prior Year

CUPERTINO, Calif., — May 9, 2007 — Borland Software Corporation (NASDAQ: BORL), the global leader in Open Application Lifecycle Management (ALM), today announced financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, Borland reported revenue of $71.0 million, GAAP net loss of $9.2 million, or $(0.12) per share and a non-GAAP net loss of $5.7 million, or $(0.08) per share. GAAP net loss includes $1.2 million in stock-based compensation and $2.3 million in amortization of intangibles.

Total revenue from ALM products and services for the first quarter of 2007 was $43.3 million, up 32% over the first quarter of 2006. Revenue from deployment products (DPG) contributed $13.6 million to the quarter. Revenue from CodeGear (IDE) products and services contributed $14.1 million in revenue for the quarter.

“The first quarter marks the beginning of what we expect will be an important year for Borland and we are off to a solid start,” commented Tod Nielsen, president and CEO of Borland. “We are making important and visible progress on both the revenue generating and cost savings initiatives underway. There is still much work to be done and a few challenging quarters in front of us, but I’m confident in our ability to execute and strengthen our leadership position within the growing ALM market.”

“Our focus in the first quarter was to continue to restructure the business in order to improve our go-to-market proposition and achieve ten percent non-GAAP operating margins in the fourth quarter of 2007. To that end, we executed well in the quarter,” stated Erik Prusch, CFO of Borland. “The next phase of our cost cutting is focused on improving G&A productivity. A cornerstone of this effort is a relocation of our corporate headquarters to Austin, Texas which we expect will reduce operating costs by as much as four to six million dollars annually. We still have the opportunity to further reduce G&A costs across the business and look forward to improving shareholder value over the long-term.”

In the 10-Q, which was filed today, Borland breaks out Enterprise and CodeGear as reportable segments. The Enterprise segment includes revenue from ALM and DPG products as well as expenses associated with these products. In addition, Enterprise results include expenses that are not directly related to CodeGear. The CodeGear segment includes revenue and expenses directly related to the CodeGear business.

For the first quarter of 2007, revenue from Enterprise was $56.9 million and operating loss was $10.6 million on a GAAP basis.

For the first quarter, revenue from CodeGear was $14.1 million and operating income was $1.9 million on a GAAP basis.

Conference Call
Borland reports financial results for the quarter ended March 31, 2007 at 2:00 p.m. Pacific Daylight Time, today, Wednesday, May 9, 2007. To access the conference call, dial (800) 366-7417 for the US or Canada and (303) 262-2211 for international callers. The Webcast will be available live on the Investor Relations section at www.borland.com. Please visit the website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available until August 9, 2007 at 12:00 a.m. Pacific Daylight Time. Please dial (800) 405-2236 or (303) 590-3000, with passcode 11088368 to access the replay. The archived Webcast will also be available on our website.

About Borland
Founded in 1983, Borland (NASDAQ: BORL) is the leading vendor of Open Application Lifecycle Management (ALM) solutions – open to customers’ processes, tools and platforms – providing the flexibility to manage, measure and improve the software delivery process. To learn more about maximizing the business value of software, visit http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation or its subsidiaries in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements
Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenues, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to predict revenue and control expenses, our ability to efficiently move our headquarters to Austin, Texas and our ability to grow our ALM business as planned . These and other risks are detailed in Borland’s periodic reports filed with the Securities and Exchange Commission, including, its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances unless required by law.

Non-GAAP Financial Measures
The attached press release and tables include non-GAAP financial measures. Borland’s management uses non-GAAP financial measures in assessing the performance of Borland’s ability to develop, sell and market products and services (“Ongoing Operations”). They are also used for planning and forecasting in future periods. Non-GAAP financial measures also facilitate our internal comparisons to Borland’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative results provides consistency in our financial reporting that benefits investors. We compute non-GAAP financial measures using consistent methods from quarter to quarter and year to year. These non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be viewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In presenting non-GAAP financial measures, Borland has excluded the following items:

A. Restructuring and severance charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of Ongoing Operations and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believe it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

C. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provides meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

D. Acquisition-related expenses. Borland has incurred significant acquisition-related expenses in connection with its prior acquisitions. Borland has also acquired in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, these amounts were charged to operating expense upon consummation of the respective acquisitions. Borland excludes these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these expenses are not reflective of Ongoing Operations in the current period and have no direct correlation to the operation of Borland’s business either historically or on a future basis, as these are one-time charges. In addition, excluding this item facilitates comparisons to Borland’s historical and future operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories. Expenses related to acquisitions have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

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TABLES TO FOLLOW

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts, unaudited)
ASSETS	March 31, 2007		December 31, 2006

Current assets:
	$		$
Cash and cash equivalents		208,931		55,317
Accounts receivable, net of allowances of $5,472
and $5,413, respectively		61,288		62,154
Prepaid expenses		14,426		13,341
Other current assets		459		1,329
Total current assets		285,104		132,141

Property and equipment, net		10,215		11,176
Goodwill		253,277		253,356
Intangible assets, net		38,243		40,521
Other non-current assets		12,992		6,705
	$		$
Total assets		599,831		443,899

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
	$		$
Accounts payable		17,860		15,591
Accrued expenses		29,871		36,438
Short-term restructuring		6,035		9,582
Income taxes payable		582		14,925
Deferred revenue		59,800		58,930
Other current liabilities		8,216		7,264
Total current liabilities		122,364		142,730

Convertible senior notes		200,000		-
Long-term restructuring		5,582		6,231
Long-term deferred revenues		1,002		1,610
Other long-term liabilities		24,040		7,848
Total liabilities		352,988		158,419

Commitments and Contingencies

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares
authorized; 0 shares issued and outstanding		—		—
Common stock; $.01 par value; 200,000,000 shares
authorized; 72,683,479 and 78,704,764 shares issued
and outstanding, respectively		727		787
Additional paid-in capital		661,013		659,932
Accumulated deficit		(283,023)		(273,892)
Cumulative other comprehensive income		8,535		9,121

		387,252		395,948
Less common stock in treasury at cost, 21,158,099 and 15,275,899 shares,
respectively		(140,409)		(110,468)
Total stockholders’ equity		246,843		285,480

	$		$
Total liabilities and stockholders’ equity		599,831		443,899

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)
	Three Months Ended
	March 31, 2007	March 31, 2006
License and other revenues	$37,162	$39,395
Service revenues	33,804	30,177

Total revenues	70,966	69,572

Cost of license and other revenues	1,706	2,231
Cost of service revenues	11,237	13,041
Amortization of acquired intangibles	2,119	525

Cost of revenues	15,062	15,797

Gross profit	55,904	53,775

Selling, general and administrative	47,831	46,204
Research and development	15,924	15,405
Restructuring, amortization of other intangibles and acquisition-related expenses and other charges	874	1,050
Total operating expenses	64,629	62,659

Operating loss	(8,725)	(8,884)
Interest and other income, net	527	1,342
Loss before income taxes	(8,198)	(7,542)

Income tax provision	1,020	1,397
Net loss	$(9,218)	$(8,939)

Net loss per share:
Net loss per share - basic and diluted	$(0.12)	$(0.12)

Shares used in computing basic and diluted net loss per share	74,395	76,640

BORLAND SOFTWARE CORPORATION
GAAPTO NON-GAAP RECONCILIATION
(In thousands, except per share amounts, unaudited)
	Three Months Ended

	March 31, 2007	March 31, 2006

Net loss on a GAAP basis	$(9,218)	$(8,939)
Stock-based compensation expenses	1,230	2,850
Restructuring and acquisition related expenses	—	305
Amortization of purchased intangibles	2,278	638
Net loss on a non-GAAP basis	$(5,710)	$(5,146)

Statements of Operations Reconciliation per Share
Basic and diluted net loss on a GAAP basis	$(0.12)	$(0.12)
Basic and diluted net loss on a Non-GAAP basis	$(0.08)	$(0.07)
Shares used in computing basic and diluted net loss per share	74,395	76,640